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(LUBRIZOL LOGO)


                                                                    Exhibit 99.1


THE LUBRIZOL CORPORATION
29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

News Release

FOR RELEASE:      Immediately

FROM:             FINANCIAL/INVESTOR CONTACT                MEDIA CONTACT
                  Joanne Wanstreet                          James S. Baldwin
                  440/347-1252                              440/347-1838
                  WEB SITE: HTTP://WWW.LUBRIZOL.COM


                  LUBRIZOL TO ACQUIRE NOVEON FOR $1.84 BILLION

      -     ACQUISITION IS MAJOR STEP TOWARD ACHIEVING VISION SET IN 2000

      - BROADENED PRODUCT LINE ACCELERATES GROWTH IN SPECIALTY COATINGS AND PERSONAL CARE

      -     TRANSACTION EXPECTED TO BE ACCRETIVE WITHIN 12 MONTHS

      -     LUBRIZOL ALSO EXPECTS FIRST-QUARTER EARNINGS TO EXCEED PREVIOUS
            GUIDANCE

CLEVELAND, Ohio, April 16, 2004 - The Lubrizol Corporation (NYSE: LZ) announced today that it has signed a definitive agreement to purchase Noveon International, Inc. in a transaction valued at $1.84 billion. The acquisition, which has been approved by the boards of both companies, is subject to regulatory approval and is expected to close within three months.

The addition of Noveon, a privately held Cleveland-based specialty chemical company with $1.2 billion in revenues for the last 12 months, will create a combined company with approximately $3.2 billion in annualized revenues. It will complement Lubrizol's existing businesses in fluid technologies and, in particular, it will expand the company's application base within the personal care and specialty coatings markets. Noveon's businesses include several high-growth, industry-leading product franchises marketed under well-recognized brand names. These global brands include Carbopol(R) acrylic thickeners for personal care, TempRite(R) chlorinated polyvinyl chloride resins and compounds, Estane(R) thermoplastic polyurethane and Hycar(R) reactive liquid polymers for engineering adhesives and water-borne acrylic emulsions for performance coatings.

The transaction value includes a cash payment of approximately $920 million for equity and the assumption of net debt, which was approximately $920 million as of December 31, 2003. To fund the transaction, Lubrizol has secured a bridge financing facility from Citicorp North America, Inc., which it intends to refinance after the transaction closes.

Excluding transaction costs, Lubrizol expects the acquisition to be immediately accretive to cash flow and accretive to earnings per share within 12 months of the closing date.

"The acquisition of Noveon will allow us to carry out our vision of enhancing our overall corporate growth rate," said W. G. Bares, chairman and chief executive officer of Lubrizol.


                                    -more-
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"Since 2000, we have made eight smaller acquisitions, with cumulative annualized revenues of $200 million. These acquisitions successfully expanded our product platform beyond our traditional business of fluid technologies for transportation (FTT) into fluid technologies for industry (FTI). About a year ago, our board and senior management concluded that, given the significant progress to date in FTI coupled with the rapidly evolving global markets, the time was right to intensify the pursuit of a larger acquisition that would be a strong fit with FTI. The objective was not only to accelerate our progress toward our financial and operational goals, but also to provide increasing value to our employees, customers and shareholders. Noveon fits that strategy well by broadening our product lines in personal care and coatings, complementing our geographic reach, opening new market channels and enhancing our industry-leading R&D capabilities."

 "Noveon is a well-run company," said Lubrizol's president, James L. Hambrick, who will succeed Bares as CEO at the company's April 26 annual meeting of shareholders. "It holds leading positions in a number of high-growth markets and will give us the added breadth we need to leverage our technology into new markets and applications. Our business will be better balanced following the acquisition. Approximately one-half of our company will consist of Lubrizol's traditional business, which concentrates on lubricant additives for the transportation market and is a strong, stable and cash-generating business. The other half will concentrate on the higher-growth areas of industrial and consumer-related products. Once the transaction is completed, we will move rapidly to integrate the acquisition and achieve synergies resulting from the combination of the two organizations."

"The strengths of Noveon and Lubrizol complement each other well," said Steve Demetriou, Noveon's president and chief executive officer. "This agreement will be value-added for both companies and our respective customer bases, and will enable the combined organization to build upon the successful foundation we have established at Noveon. Since our inception three years ago, Noveon has transformed itself into a leading specialty chemical company, revitalized its businesses and reinvigorated its new product pipeline. The value we have created at Noveon is reflected by our recent accomplishments which have included eight consecutive quarters of year-over-year sales growth, relentless pursuit of productivity initiatives, successful bolt-on acquisitions and global expansion."

Following the closing of the transaction, Noveon will become a wholly-owned subsidiary of Lubrizol. The new Noveon subsidiary will include FTI and will have annualized sales of approximately $1.6 billion.

Lubrizol expects the acquisition to result in a total of $40 million in cost synergies. "These synergies are anticipated to come from savings in raw materials, rationalization of manufacturing operations and other consolidation opportunities," said Hambrick. "We plan to capture these synergies over the next 36 months."

Other synergies will include a stronger geographic platform for the combined organization. For example, Lubrizol's coatings presence is stronger in Europe, while Noveon's coatings business is stronger in North America. Both companies also have expanding positions in China and Southeast Asia. Additionally, the acquisition is expected to enhance both companies' R&D and product introduction capabilities.

Citigroup Global Markets Inc. acted as exclusive financial advisor to Lubrizol on this transaction. Thompson Hine LLP acted as legal counsel to Lubrizol.

                                    -more-
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EARNINGS UPDATE

Lubrizol also announced that it now expects to report first-quarter earnings in the range of $.70 to $.72 per share, up from its previous guidance of $.53 to $.58 per share. Earnings for the quarter include a currency forward contract gain of approximately $.08 per share related to the acquisition of the Additives business of Avecia, which was completed on January 30, 2004. Stronger volume and product mix in lubricant additives - along with acquisitions, organic growth in FTI and increased economic activity - have favorably impacted the Company's performance in the first quarter. Lubrizol will release its first-quarter earnings results on April 23.

WEBCAST

Lubrizol will host a conference call with investors to discuss the transaction today, April 16, at 11:00 a.m. Eastern time. A live webcast of the call, with presentation, will be available online at www.lubrizol.com with an online rebroadcast continuing for 30 days. A telephone replay of the call will be available through April 23, and can be accessed by dialing 800-475-6701 (320-365-3844 for international callers). The access code for the telephone replay is 728437.

ABOUT NOVEON

Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. The company is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong. It offers ingredients such as thickeners, film formers and emollients used in personal care products; performance coatings such as polymer emulsions, resins and thickeners used in printing, specialty paper and packaging applications, industrial and architectural specialty coatings and textile applications; specialty chemicals used in the manufacture of resins and compounds for water distribution, fire sprinkler and industrial piping applications, film and sheet, tubings, spandex and overmolding applications; and specialty chemicals used in the food, beverage, cosmetics and other industries. Noveon operates 29 manufacturing facilities in 12 countries and has more than 2,800 employees worldwide. For more information, visit www.noveoninc.com.

ABOUT LUBRIZOL

The Lubrizol Corporation (NYSE: LZ) is a global provider of specialty additives and fluid technologies. These high-performance technologies focus on chemicals, systems and services for transportation and industry. The company's customers use its technology to enhance a wide variety of end-use products, including engine lubricants and fuel; gear oils and other vehicle-related fluids; hydraulic fluids and emission control systems; greases and industrial fluids; personal care products and industrial cleaners; paints, coatings and inks; and mining chemicals. Lubrizol was founded in 1928 and owns and operates 37 manufacturing plants in 16 countries. The Wickliffe, Ohio-based company has 53 sales and technical offices and more than 5,000 employees worldwide. The company had revenues of $2 billion and earnings of $91 million in 2003. For more information, visit www.lubrizol.com.

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This press release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company's operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this press release are contained in the company's latest annual report to its shareholders, which is available upon request.